UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2014

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

001-13869
(Commission File Number)

Nevada	87-0429198
(State of jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway Suite 105 Houston TX	77077
(Address of principal executive offices)	(Zip Code)

 (866) 440-1470
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designation

On June 13, 2014, One World Holdings, Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights (the “Certificate”) with the Nevada Secretary of State to establish a class of preferred stock designated as

Series AA Preferred Stock (the “Series AA Preferred Stock”), and has authorized the issuance of up to 1,000,000 shares of such Series AA Preferred Stock.  Among other things, the Series AA Preferred Stock allows holders thereof enhanced voting rights based on ten thousand (10,000) votes per share of the Company’s common stock held by such holders of Series AA Preferred Stock.  The Series AA Preferred Stock is not convertible into common stock, does not pay dividends, and does not include a liquidation preference.

The foregoing is only a brief description of the material terms of the Certificate, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

In addition, effective June 13, 2014, the Board of the Company adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws, among other things, provide additional details regarding duties of officers, provide broader indemnification rights to officers, directors and other persons, and otherwise modernize the Company’s prior bylaws.  This description of the Amended and Restated Bylaws is a summary and is qualified in its entirety by the text of the Amended and Restated Bylaws, filed as Exhibit 3.9 hereto and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                  Exhibit
3.8                                Series AA Preferred Stock Certificate of Designation
3.9                                Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 19, 2014

ONE WORLD HOLDINGS, INC.

By: /s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director